Cohen & Cohen
  Attorney at Law







August 20, 1999


Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

                         Re:  EuroWeb International Corp.
                              Registration Statement on Form 8-A
                              File No.: 333-79845

Gentlemen:

     We are filing electronically pursuant to the Securities Exchange Act of 1934, a Registration Statement on Form 8-A/A (the "Registration Statement") of Class A and Class B Common Stock Purchase Warrants of EuroWeb International Corp., a Delaware corporation (the "Company"), pursuant to Section 12(b) of the Act. These Securities were registered in a Registration Statement on Form S-3, File number 333-79845 which became effective in June 15, 1999.

     Please direct any comments or questions concerning the Registration Statement and any related matters to the undersigned.


Very truly yours,

COHEN & COHEN


/s/Frank R. Cohen
Frank R. Cohen
Partner
FRC:kc
enc


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                SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            FORM 8-A/A


          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g)
               OF THE SECURITIES EXCHANGE ACT OF 1934


                      EUROWEB INTERNATIONAL CORP.

       (Exact Name of Registrant as Specified in its Charter)


     DELAWARE                                13-3696015
(State of Incorporation)            (IRS Tax Identification #)


                     445 Park Avenue, New York NY 10022

          (Address of Principal Executive Offices, City, State & Zip)


SECURITIES TO BE REGISTERED, PURSUANT TO
SECTION 12(g) OF THE ACT:

Title of each class                     Name of each exchange on which
to be so registered                     Each class  to be registered

Common Stock Purchase Warrants               NASDAQ

INFORMATION REQUIRED IN REGISTRATION STATEMENT:

     Item 1.   Capital Stock to be Registered:

     Class A and Class B Common Stock Purchase Warrants, which were included in Registration Statement No. 333-79845 on Form S-3 which became effective June 15, 1999, in accordance with Section 8(a) of the Securities Act of 1933.

     Class A Warrant entitles holder to purchase one share of Common Stock of Registrant for $2.00 per share. The Warrant expires April 1, 2002. The Warrant is callable after April 1, 2001 by registrant by paying the holder $.1250 for each share covered by Warrants. Class B Warrant, is identical to Class A Warrant except that exercise purchase price is $2.25 instead of $2.00.

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     The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and, upon liquidation, are entitled to share pro rata in any distribution to stockholders after payments to creditors and after paying, or providing for,, any liquidation preferences of any outstanding Preferred Stock. There are no conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock, and stockholders have no preemptive rights to acquire shares of Common Stock issued by the Company in the future. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

     Item 2.   Debt Securities to be Registered:

     None.


     Item 3.   Other Securities to be Registered:

     None.

     Item 4.   Exhibits:

     Exhibits were previously filed with the Securities and Exchange Commission as set forth in Registrant's Quarterly Report on Form 10-QSB for Quarter ended June 30, 1999. (List of Exhibits annexed).


SIGNATURE:

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the under-signed, thereto duly authorized.


                              EUROWEB INTERNATIONAL CORP.



                         By
                              Frank R. Cohen, Chairman of the Board


Dated: August 20, 1999
       New York, New York

Item 6.  Exhibits and Reports on Form 8-K

  A. Exhibits (numbers below reference Regulations S-B)
      (3)(a) Certificate of Incorporation filed November 9, 1992(1)
         (b) Amendments to Certificate of Incorporation filed July 9,
             1997 and  on May 11, 1999(12)
         (c) By-laws(1)
      (4)(a) Form of Common Stock Certificate(1)
         (b) Form of Underwriters' Warrants to be sold to Underwriters(1)
         (c) Placement Agreement between Registrant and J.W. Barclay &
             Co., Inc. and form of Placement Agent Warrants issued in connection with private placement financing(1)
         (d) Form of 10% Convertible Debenture used in connection with offshore private placement financing pursuant to Regulation S(3)
         (e) Form of Common Stock Purchase Warrant in connection with private placement financing under Section 506 of Regulation D(3)
     (10)(a) Consulting agreement between Registrant and Klenner
             Securities Ltd.(1)
         (b) Consulting agreement between Registrant and Robert Genova(1)
         (c) Consulting agreement between Registrant and Laszlo Modransky(1)
         (d) 1993 Incentive Stock Option Plan(1)
         (e) Sharing agreement for space and facilities between Registrant and Hungarian Telephone and Cable Corp.(1)
         (f) Articles of Association (in English) of Teleconstruct
             Building Corp.(1)
         (g) Articles of Association (in English) of Termolang
             Engineering and Construction Ltd.(1)
         (h) Letter of intent between Teleconstruct Building Corp. and
             Pilistav(1)
         (i) Employment agreement between Registrant and Robert
             Genova(2) and termination agreement dated February 5, 1997(3)
         (j) Employment agreement between Registrant and Peter E.
             Klenner(2) and termination agreement dated October 30, 1996, and agreement for sale of condominium unit to M&A as amended(3)
         (k) Employment agreement between Registrant and Frank R.
             Cohen(2) and modifications of employment agreement(3)
         (l) Letter of Intent agreement between Registrant and Raba-Com
             Rt.(3)
         (m) Letter of Intent agreement between Registrant and Kelet-Nograd Rt.(3)
         (n) Letter of Intent agreement between Registrant and 3
             Pilistav villages for installation of cable in those areas(3)
         (o) Lease agreement between Registant's subsidiary EUNET Kft.
             and Varosmajor Passage, Kft. for office space(3)
         (p) Acquisition agreement between Registrant and KFKI Computer Systems Corp. dated December 13, 1996(3)

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         (q) Acquisition agreement between Registrant and E-Net
             Hungary(3)
         (r) Acquisition agreement between Registrant and MS Telecom
             Rt.(3)
         (s) Employment agreement between Registrant and Imre Kovats(3)
         (t) Employment agreement between Registrant and Csaba Toro(3)
         (u) Promissory Note from Registrant to HBC(3)
         (v) Communication Services Agreement between Registrant and MCI Global Resources, Inc.(4)
         (w) Lease and Option Agreement for Building B as of April 1, 1998 with Hafisa Kft.(5)
         (x) License Agreement between GRIC Communications, Inc. and Euroweb International Corp.(5)
         (y) Consulting Agreement between Registrant and Eurus Capital Corporation and Rescission Agreement(7)
      (y)(I) Agreement rescinding Option Agreement with Eurus Capital Corporation(8)
         (z) Financial Consulting Agreement between Registrant and J.W. Barclay & Co., Inc.(7)
        (aa) Mergers and Acquisitions Agreement between Registrant and J.W. Barclay(7)
        (bb) Placement Agreement between Registrant and J.P. Carey, Inc. and form of Placement Agent Warrants issued in connection with private placement financing(9)
        (cc) Private Placement Agreement between Registrant and Peter
             E. Klenner(9)
        (dd) Employment Agreement between Registrant and Csaba Toro(9)
        (ee) Employment Agreement between Registrant and Robert
             Genova(9)
        (ff) Employment Agreement between Registrant and Frank R.
             Cohen(9)
        (gg) Placement Agreement between Registrant and JP Carey Securities Inc. and Warrant Agreement in connection with private placement financing(10)
        (hh) Private placement agreement between Registrant and M&A
             Management(10)
        (ii) Form of Subscription agreement in connection with private offering of Common Stock and Warrants pursuant to Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933(10)
        (jj) Acquisition Agreement between Registrant and Luko Czech-Net, s.r.o. dated June 11, 1999(11)
        (kk) Acquisition Agreement between Registrant and Slavia Capital, O.C.P., A.S. dated July 2, 1999 (12)
        (ll) Acquisition Agreement between Registrant and shareholders of EUnet Slovakia s.r.o. dated July 14, 1999 (12)
        (mm) Acquisition Agreement between Registrant and shareholders of Bohemia Net dated July 29, 1999 (12)
        (nn) Acquisition Agreement between Registrant and shareholders of Dodo, s.r.o. dated August 5, 1999(12)

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   B.        A report on Form 8-K was filed as of April 21, 1999 during the quarter covered by this report. The report pertained primarily to certain private placements completed by the Company. Another report on Form 8-K was filed as of June 11, 1999 during the quarter covered by this report. The report pertained primarily to the acquisition by the Company of a Czech Internet Service Provider, Luko Czech-Net s.r.o.



 (1) All Exhibits are incorporated by reference to Registrant's
     Registration Statement on Form SB-2 dated May 12, 1993 (Registration No. 33-62672-NY, as amended)
 (2) Filed with Form 8-K as of February 17, 1994
 (3) Filed with Form 10-KSB for year ended December 31, 1996
 (4) Filed with Form 10-QSB for quarter ended September 30, 1997
 (5) Filed with Form 10-KSB for year ended December 31, 1997
 (6) Filed with Registration Statement 333-52841
 (7) Filed with Amendment No. 1 to Registration Statement 333-52841
 (8) Filed with Amendment No. 2 to Registration Statement 333-52841
 (9) Filed with Form 8-K as of October 14, 1998
(10) Filed with Form 8-K as of April 21, 1999
(11) Filed with Form 8-K as of June 11, 1999
(12) Filed with Form 10-QSB for quarter ended June 30, 1999